Exhibit 3.47

CERTIFICATE OF FORMATION

OF

DELL VENTURES HOLDINGS, LLC

This Certificate of Formation of Dell Ventures Holdings, LLC (the “LLC”) is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1. The name of the limited liability company is Dell Ventures Holdings, LLC.

2. The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process of the LLC in the State of Delaware is: Corporation Service Company, 251 Little Falls Drive, Wilmington (New Castle County), Delaware 19808-1674.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Dell Ventures Holdings, LLC as of this 15th day of January, 2020.

/s/ Robert L. Potts
Robert L. Potts
Authorized Person

DELL VENTURES HOLDINGS, LLC

CERTIFICAE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

It is hereby certified that:

1. The name of the limited liability company is Dell Ventures Holdings, LLC (the “Company”).

2. The Certificate of Formation (the “Certificate”) of the Company is hereby amended by striking out Item 1 thereof and by substituting in lieu of said Item the following new Item 1:

“1. The name of the limited liability company is Dell Technologies Capital, LLC.”

3. Except as specifically set forth above, the Certificate is unchanged hereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 29th day of January, 2020.

DELL VENTURES HOLDINGS, LLC

/s/ Robert L. Potts
Robert L. Potts
Authorized Person